SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 19, 2014

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Point Drive West Chester, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Membership Interests Purchase Agreement

On July 19, 2014, AK Steel Corporation (the “Company”), a wholly-owned subsidiary of AK Steel Holding Corporation (“AK Holding”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of July 18, 2014, by and among Severstal Columbus Holdings, LLC (“Severstal”), Severstal Dearborn, LLC (“Dearborn”) and the Company. Pursuant to and subject to the terms and conditions of the Purchase Agreement, the Company will acquire all of Severstal’s membership interests in Dearborn. Dearborn owns a steelmaking facility located in Dearborn, Michigan, a cokemaking plant in Follansbee, West Virginia, as well as equity interests in three joint ventures. The purchase price is $700 million on a cash- and debt-free basis, subject to certain adjustments.

The Purchase Agreement contains representations and warranties, affirmative and negative covenants, and indemnification obligations that are customary for acquisition agreements of this type. Dearborn is required to conduct its business in the ordinary course during the interim period between the execution of the Purchase Agreement and the consummation of the transaction and not to take certain actions prior to the closing of the transaction without the prior approval of the Company.

The Purchase Agreement contains certain termination rights for the parties, including the right for either party to terminate the Purchase Agreement if the transaction is not consummated prior to April 18, 2015. The transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company and Severstal have agreed to use commercially reasonable efforts to obtain antitrust approval. Subject to the closing conditions, the parties anticipate completing the transaction in the fourth quarter of 2014.

The foregoing description does not constitute a complete summary of the Purchase Agreement and is qualified by reference in its entirety to the full text of the Purchase Agreement, a copy which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Dearborn or AK Holding. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in AK Holding’s public disclosures.

Bridge Facility Commitment Letter

In connection with the acquisition of Dearborn and concurrently with the entry into the Purchase Agreement, the Company entered into a commitment letter, dated July 19, 2014, with Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC, that provides a commitment (the “Commitment Letter”), subject to satisfaction of standard conditions, for a senior unsecured bridge loan facility of up to $730 million, representing the purchase price to acquire Dearborn plus estimated fees and expenses related to the acquisition transaction and anticipated related financing transactions, as discussed below. The amount of the bridge loan facility available at closing is subject to reduction in accordance with the terms of the Commitment Letter, including but not limited to reduction upon the expected issuance of debt and/or equity securities used to finance the acquisition transaction. The Company currently intends to finance the acquisition transaction and related fees and expenses with cash on hand and the proceeds from the issuance of debt and/or equity securities, and, only to the extent necessary, borrowings under the bridge facility.

The foregoing description does not constitute a complete summary of the Commitment Letter and is qualified by reference in its entirety to the full text of the Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Forward-Looking Statements

The statements in this Current Report on Form 8-K with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements.

The Company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including that the acquisition of Dearborn may not be consummated, or may not be consummated in a timely manner; that regulatory approval not be obtained or may only be obtained subject to conditions that are not anticipated; that Dearborn will not be integrated successfully into the Company following the consummation of the acquisition; and that cost savings, synergies, accretion to earnings, increased shipments and other anticipated benefits and opportunities from the acquisition may not be fully realized or may take longer to realize than expected. In addition, our results and financial condition and any benefits from the acquisition, if consummated, could be adversely affected by reduced selling prices, shipments and profits associated with a highly competitive industry with excess capacity; changes in the cost of raw materials and energy; the Company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the Company’s major customers; reduced demand in key product markets due to competition from alternatives to steel or other factors; increased global steel production and imports; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials; production disruption or reduced production levels; the Company’s healthcare and pension obligations; not timely reaching new labor agreements; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emission limitations; conditions in the financial, credit, capital and banking markets; the Company’s use of derivative contracts to hedge commodity pricing volatility; the value of the Company’s net deferred tax assets; inability to fully realize benefits of long-term cost savings and margin enhancement initiatives; lower quantities, quality or yield of estimated coal reserves of AK Coal Resources, Inc.; increased governmental regulation of mining activities; inability to hire or retain skilled labor and experienced manufacturing and mining managers; and IT security threats and sophisticated cybercrime; as well as those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Except as required by law, the Company disclaims any obligation to update any forward-looking statements to reflect future developments or events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Membership Interest Purchase Agreement, dated July 18, 2014, by and among Severstal Columbus Holdings, LLC, Severstal Dearborn, LLC and AK Steel Corporation.

10.1	Commitment Letter, dated July 19, 2014, with Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: July 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated July 18, 2014, by and among Severstal Columbus Holdings, LLC, Severstal Dearborn, LLC and AK Steel Corporation.

10.1	Commitment Letter, dated July 19, 2014, with Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC.